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                                                                   EXHIBIT 10.8

                           FORM OF GOTHAM GOLF CORP.

                            2002 STOCK OPTION PLAN

SECTION 1.  PURPOSE; DEFINITIONS

   The purpose of the Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a stock option plan providing incentives directly linked to the profitability of the Company's businesses and increases in Company shareholder value.

   For purposes of the Plan, the following terms are defined as set forth below:

      (a) "AFFILIATE" means a corporation or other entity controlled by, controlling or under common control with the Company and designated by the Committee from time to time as such.

      (b) "BOARD" means the Board of Directors of the Company.

      (c) "CAUSE" means, unless otherwise provided by the Board, (1) "Cause" as defined in any Individual Agreement to which the participant is a party, or
   (2) if there is no such Individual Agreement or if it does not define Cause:
   (A) conviction of the participant for committing a felony under federal law or the law of the state in which such action occurred, (B) dishonesty in the course of fulfilling the participant's employment duties, (C) willful and deliberate failure on the part of the participant to perform his or her employment duties in any material respect, or (D) such other events as shall be determined by the Board. The Board shall, notwithstanding anything to the contrary in an Individual Agreement with the participant, have the sole discretion to determine whether "Cause" exists, and its determination shall be final.

      (d) "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

      (e) "COMMISSION" means the Securities and Exchange Commission or any successor agency.

      (f) "COMMITTEE" means the Committee referred to in Section 2.

      (g) "COMMON STOCK" means common stock of the Company.

      (h) "COMPANY" means Gotham Golf Corp., a Delaware corporation.

      (i) "DISABILITY" means, unless otherwise provided by the Committee, (1) "Disability" as defined in any Individual Agreement to which the participant is a party, or (2) if there is no such Individual Agreement or it does not define "Disability," permanent and total disability as determined under the Company's Long-Term Disability Plan applicable to the participant.

      (j) "EARLY RETIREMENT" means retirement from active employment with the Company, a Subsidiary or Affiliate pursuant to the early retirement provisions, if any, of the applicable pension plan of such employer.

      (k) "ELIGIBLE INDIVIDUALS" means directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective employees and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates, in each case as determined by the Committee.

      (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

      (m) "FAIR MARKET VALUE" means, except as otherwise provided by the Committee, as of any given date, the average of the highest and lowest per-share sales prices for shares of Common Stock during normal business hours on the Stock Exchange for the immediately preceding date, or if shares of Common Stock were not traded on the Stock Exchange on such date, then on the next preceding date on which shares of Common Stock were traded, all as reported by such source as the Committee may select.

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      (n) "INCENTIVE STOCK OPTION" means any Stock Option designated as, and qualified as, an "incentive stock option" within the meaning of Section 422 of the Code.

      (o) "INDIVIDUAL AGREEMENT" means an employment, consulting or similar agreement between a participant and the Company or one of its Subsidiaries or Affiliates.

      (p) "NONQUALIFIED STOCK OPTION" means any Stock Option that is not an Incentive Stock Option.

      (q) "NORMAL RETIREMENT" means retirement from active employment with the Company, a Subsidiary or Affiliate at or after age 65.

      (r) "PLAN" means the Gotham Golf Corp. 2002 Stock Option Plan, as set forth herein and as hereinafter amended from time to time.

      (s) "RETIREMENT" means Normal or Early Retirement.

      (t) "STOCK EXCHANGE" means the stock exchange or interdealer market upon which the shares of Common Stock are listed or traded.

      (u) "STOCK OPTION" means a NonQualified Option or an Incentive Stock Option granted under the Plan.

      (v) "SUBSIDIARY" means any corporation, partnership, joint venture or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

      (w) "TERMINATION OF EMPLOYMENT" means the termination of the participant's employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. A participant employed by, or performing services for, a Subsidiary or an Affiliate shall also be deemed to incur a Termination of Employment if the Subsidiary or Affiliate ceases to be such a Subsidiary or an Affiliate, as the case may be, and the participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment.

   In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2.  ADMINISTRATION

   The Plan shall be administered by the Compensation Committee or such other committee of the Board as the Board may from time to time designate (the "Committee"), which shall be composed of not less than two members, each member of which shall be an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act, and shall be appointed by and serve at the pleasure of the Board.

   The Committee shall have plenary authority to grant Stock Options pursuant to the terms of the Plan to Eligible Individuals.

   Among other things, the Committee shall have the authority, subject to the terms of the Plan:

      (a) To select the Eligible Individuals to whom Stock Options may from time to time be granted;

      (b) To determine whether and to what extent Incentive Stock Options or NonQualified Stock Options, or a combination thereof, are to be granted hereunder;

      (c) To determine the number of shares of Common Stock to be covered by each Stock Option granted hereunder;

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      (d) To determine the terms and conditions of any Stock Option granted hereunder (including, but not limited to, the option price (subject to Section 5(a)), any vesting condition, restriction or limitation and any vesting acceleration or forfeiture waiver regarding any Stock Option and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

      (e) To modify, amend or adjust the terms and conditions of any Stock Option, at any time or from time to time;

      (f) To determine to what extent and under what circumstances Common Stock and any other amounts payable with respect to a Stock Option shall be deferred; and

      (g) To determine under what circumstances a Stock Option may be settled in cash or Common Stock.

   The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Stock Option issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

   The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the applicable rules of a stock exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it; PROVIDED, that no such delegation may be made that would cause Stock Options or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act. Any such allocation or delegation may be revoked by the Committee at any time.

   Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Stock Option shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Stock Option or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

   Any authority granted to the Committee may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Stock Option or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

SECTION 3.  COMMON STOCK SUBJECT TO PLAN

   Subject to the discussion below, the maximum number of shares of Common Stock that may be delivered to participants and their beneficiaries under the
Plan shall be [      ]. No participant may be granted Stock Options covering in
excess of [      ] shares of Common Stock in any fiscal year of the Company.
This per-participant limit shall be construed and applied consistently with
Section 162(m) of the Code. Shares subject to a Stock Option under the Plan may be authorized and unissued shares or may be treasury shares.

   If any Stock Option is forfeited, or if any Stock Option terminates, expires or lapses without being exercised, shares of Common Stock subject to such Stock Options shall again be available for distribution in connection with Stock Options under the Plan, except, in the case of Incentive Stock Options, to the extent prohibited under the Code. To the extent any shares of Common Stock subject to a Stock Option are not delivered to a participant because such shares are used to satisfy an applicable tax-withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

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   In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split or a corporate transaction (including any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company), any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the
Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, and the maximum limitation upon Stock Options to be granted to any participant, in the number, kind and option price of shares subject to outstanding Stock Options, and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; PROVIDED, HOWEVER, that the number of shares subject to any Stock Option shall always be a whole number.

SECTION 4.  ELIGIBILITY

   Stock Options may be granted under the Plan to Eligible Individuals.

SECTION 5.  STOCK OPTIONS

   Stock Options granted under the Plan may be of two types: Incentive Stock Options and NonQualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

   The Committee shall have the authority to grant any optionee Incentive Stock Options, NonQualified Stock Options or both types of Stock Options; PROVIDED, HOWEVER, that grants hereunder are subject to the aggregate limit on grants to individual participants set forth in Section 3. Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option on or subsequent to its grant date, it shall constitute a NonQualified Stock Option.

   Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a NonQualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an Eligible Individual to receive a grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such Eligible Individual and specifies the terms and provisions of the Stock Option. The Company shall notify an Eligible Individual of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Company to the participant. Such agreement or agreements shall become effective upon execution by the Company and the participant.

   Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

      (a) OPTION PRICE. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the option agreement, and shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the date of grant. Except for actions taken pursuant to the third paragraph of Section 3, notwithstanding any other provision of this Plan, neither the Board nor the Committee shall have the power to (i) reduce the per-share option price of a Stock Option below the Fair Market Value of a share of Common Stock on the date of grant of the Stock Option or (ii) cancel any Stock Options in exchange for new Stock Options with a lower per-share option price.

      (b) OPTION TERM. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted.

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      (c) EXERCISABILITY.  Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

      (d) METHOD OF EXERCISE. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

      Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Committee may accept.

      No shares of Common Stock shall be issued until full payment therefor has been made. Except as otherwise provided in Section 5(k) below, an optionee shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 8(a).

      (e) NONTRANSFERABILITY OF STOCK OPTIONS. No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution; or (ii) in the case of a NonQualified Stock Option, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such optionee's child or spouse, whether directly or indirectly or by means of a trust or partnership or otherwise. All Stock Options shall be exercisable, subject to the terms of this Plan, only by the optionee, the guardian or legal representative of the optionee, or any person to whom such option is transferred pursuant to this paragraph, it being understood that the terms "holder" and "optionee" include such guardian, legal representative and other transferee.

      (f) TERMINATION BY DEATH. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent exercisable at death, or on such accelerated basis as the Committee may determine, for a period of one year (or such other period as the Committee may specify in the option agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

      (g) TERMINATION BY REASON OF DISABILITY. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for a period of two years (or such other period as the Committee may specify in the option agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; PROVIDED, HOWEVER, that if the optionee dies within such period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

      (h) TERMINATION BY REASON OF RETIREMENT. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such

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   Retirement, or on such accelerated basis as the Committee may determine, for a period of two years (or such other period as the Committee may specify in the option agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; PROVIDED, HOWEVER, that if the optionee dies within such period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

      (i) OTHER TERMINATION. Unless otherwise determined by the Committee: (A) if an optionee incurs a Termination of Employment for Cause, all Stock Options held by such optionee shall thereupon terminate; and (B) if an optionee incurs a Termination of Employment for any reason other than death, Disability, Retirement or for Cause, any Stock Option held by such optionee, to the extent it was then exercisable at the time of termination, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of three months from the date of such Termination of Employment or the balance of such Stock Option's term; PROVIDED, HOWEVER, that if the optionee dies within such three-month period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. If an Incentive Stock Option is exercised after the expiration of the post-termination exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.

      (j) CASHING OUT OF STOCK OPTION. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the option price times the number of shares of Common Stock for which the Option is being exercised on the effective date of such cash-out.

      (k) DEFERRAL OF OPTION SHARES. The Committee may from time to time establish procedures pursuant to which an optionee may elect to defer, until a time or times later than the exercise of a Stock Option, receipt of all or a portion of the shares of Common Stock subject to such Stock Option and/or to receive cash at such later time or times in lieu of such deferred shares, all on such terms and conditions as the Committee shall determine. If any such deferrals are permitted, then notwithstanding Section 5(d) above, an optionee who elects such deferral shall not have any rights as a stockholder with respect to such deferred shares unless and until shares are actually delivered to the optionee with respect thereto, except to the extent otherwise determined by the Committee.

      (l) COMPANY RIGHT OF SET-OFF. Except as provided otherwise in any applicable Individual Agreement, upon the exercise of any Option, the Committee may elect to offset against any principal or interest balance of any debt owing to the Company or any of its controlled Affiliates by the optionee (including a Tax Loan, as defined in the Third Amended and Restated Partnership Agreement of Gotham Golf Partners, L.P.) the amount that would have been payable to such optionee had the Option been cash settled pursuant to Section 5(j) (less any applicable income and withholding taxes). To the extent the Committee exercises its right of offset under this Section 5(l), the optionee shall not be entitled to receive any shares of Common Stock, cash or other property upon exercise of an Option.

SECTION 6.  TERM, AMENDMENT AND TERMINATION

   The Plan will terminate on the tenth anniversary of the effective date of the Plan. Under the Plan, Stock Options outstanding as of such date shall not be affected or impaired by the termination of the Plan.


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   The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of an optionee under a Stock Option without the optionee's consent, except such an amendment made to comply with applicable law, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by applicable law or stock exchange rules.

   The Committee may amend the terms of any Stock Option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent except such an amendment made to cause the Plan or Stock Option to comply with applicable law, stock exchange rules or accounting rules.

   Subject to the above provisions, the Board shall have authority to amend the Plan as it deems appropriate, including to take into account changes in law and tax and accounting rules as well as other developments, and to grant Stock Options that qualify for beneficial treatment under such rules without stockholder approval.

SECTION 7.  UNFUNDED STATUS OF PLAN

   It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; PROVIDED, HOWEVER, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 8.  GENERAL PROVISIONS

   (a) The Committee may require each person purchasing or receiving shares pursuant to a Stock Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

   Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

      (1) Listing or approval for listing upon notice of issuance of such shares on the Stock Exchange, or such other securities exchange as may at the time be the principal market for the Common Stock;

      (2) Obtaining any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

      (3) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

   (b) Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

   (c) The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

   (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any Stock Option under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock; PROVIDED,

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that not more than the legally required minimum withholding may be settled with
Common Stock. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

   (e) The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid or by whom any rights of the participant, after the participant's death, may be exercised.

   (f) In the case of a grant of a Stock Option to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares of Common Stock to the employee in accordance with the terms of the Stock Option specified by the Committee pursuant to the provisions of the Plan. All shares of Common Stock underlying Stock Options that are forfeited or canceled should revert to the Company.

   (g) The Plan and all Stock Options made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

   (h) Except as otherwise provided by the Committee, Stock Options under the Plan are not transferable except by will or by laws of descent and distribution.

   (i) In the event an Award is granted to an Eligible Individual who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individual to comply with applicable foreign law.

SECTION 9.  EFFECTIVE DATE OF PLAN

   The Plan shall be effective as of the date it is adopted by the Board, subject to the approval by at least a majority of the outstanding shares of Common Stock of the Company.

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